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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LSI Logic Corporation 1999 Nonstatutory Stock Option Plan of our report dated February 22, 1999, which appears on page 58 of LSI Logic Corporation's Annual Report on Form 10/K and 10-K/A for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                 /s/ PricewaterhouseCoopers LLP



November 11, 1999
San Jose, California


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